UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 15, 2018 (October 10, 2018)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2018 (the “Effective Date”), Quanta Services, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) to Fourth Amended and Restated Credit Agreement among the Company and certain of the Company’s subsidiaries, as Borrowers, the Company’s U.S. subsidiaries party thereto, as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto. The Amendment amends the Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended, including by the Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 24, 2018, and the Amendment, the “Credit Agreement”), among such parties.

The Amendment, among other things, (i) increased the amount of the revolving commitments under the Credit Agreement by $175.0 million, resulting in an aggregate revolving credit facility of up to $1.985 billion (the “Revolving Credit Facility”), and (ii) provided for a new term loan facility with total term loan commitments of $600.0 million (the “Term Loan Facility”). After giving effect to the Amendment, the aggregate amount of the credit facilities provided for under the Credit Agreement is $2.585 billion. In addition, subject to the conditions specified in the Credit Agreement, the Company has the option to increase such amount, in the form of an increase in the Revolving Credit Facility, incremental term loans or a combination thereof, by up to an additional $400.0 million, from time to time, upon receipt of additional commitments from new or existing lenders. The Amendment also increased the amount of the Revolving Credit Facility that may be used for swing line loans in Australian dollars from $30.0 million to $50.0 million and increased the threshold amount for cross-defaults to certain debt instruments and for certain other purposes from $100.0 million to $150.0 million. The Amendment did not change the maturity date under the Credit Agreement, and both the Revolving Credit Facility and the Term Loan Facility mature on October 31, 2022 (the “Maturity Date”).

On the Effective Date, the Company borrowed the full amount of the Term Loan Facility and used all of such proceeds to repay outstanding borrowings under the Revolving Credit Facility. Pursuant to the Amendment, amounts borrowed under the Term Loan Facility will bear interest, at the Company’s option, at a rate equal to either (a) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1.125% to 1.875%, as determined based on the Company’s Consolidated Leverage Ratio (as described below), or (b) the Base Rate (as described below) plus 0.125% to 1.000%, as determined based on the Company’s Consolidated Leverage Ratio. The Consolidated Leverage Ratio is the ratio of the Company’s total funded debt to Consolidated EBITDA (as defined in the Credit Agreement). For purposes of calculating the Consolidated Leverage Ratio, total funded debt is reduced by available cash and Cash Equivalents (as defined in the Credit Agreement) in excess of $25.0 million. The Base Rate equals the highest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus 1/2 of 1%, (ii) Bank of America’s prime rate and (iii) the Eurocurrency Rate plus 1.00%.

The Company is required to make quarterly amortization payments on the last business day of each March, June, September and December, beginning in December 2018, on outstanding borrowings under the Term Loan Facility in an amount equal to 1.250% of the principal amount of the term loans outstanding on the Effective Date. The aggregate principal amount of all term loans outstanding on the Maturity Date must be paid on such date. The Company may voluntarily prepay borrowings under the Term Loan Facility from time to time, in whole or in part, without premium or penalty.

Subject to certain exceptions, (i) the Credit Agreement (including the Term Loan Facility) is secured by substantially all of the assets of the Company and its wholly-owned U.S. subsidiaries and by a pledge of all of the capital stock of the Company’s wholly-owned U.S. subsidiaries and 65% of the capital stock of certain of the Company’s foreign subsidiaries that are directly owned by the Company or a wholly-owned U.S. subsidiary of the Company and (ii) the Company’s wholly-owned U.S. subsidiaries also guarantee the repayment of all amounts due under the Credit Agreement.

As of the Effective Date, the Company had approximately $993 million of outstanding borrowings under the Credit Agreement, comprised of $600 million borrowed under the Term Loan Facility and $393 million of outstanding revolving loans. The Company also had approximately $451 million of letters of credit and bank guarantees issued under the Credit Agreement. The remaining $1.141 billion of available commitments under the Revolving Credit Facility were available for revolving loans or issuing new letters of credit and bank guarantees.

The Credit Agreement provides for customary events of default and carries cross-default provisions with the Company’s Underwriting, Continuing Indemnity and Security Agreement with its sureties and all of the Company’s other debt instruments exceeding $150.0 million in borrowings or availability. If an Event of Default (as defined in the Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Credit Agreement, amounts outstanding under the Credit Agreement may be accelerated and may become or be declared immediately due and payable.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Bank, National Association and Wells Fargo Bank, National Association, which acted as Arrangers (as defined in the Credit Agreement) for the Amendment, and some of the other lenders under the Credit Agreement and their respective affiliates, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.

The foregoing summary of some of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment (including the Credit Agreement attached as Schedule A to the Amendment), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 24, 2018, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto

10.2	Fourth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 10, 2018, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	QUANTA SERVICES, INC.

	By:	/s/ Donald C. Wayne
Name: Donald C. Wayne
Title: Executive Vice President and General Counsel